Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Second Quarter 2015 Results

• Second Quarter Revenues of $449.1 Million

• Second Quarter Adjusted EPS of $0.50; Fully Diluted EPS of $0.52

• Company Updates 2015 Guidance to Revenues of between $1.75 Billion and $1.85 Billion and Adjusted EPS of between $1.95 and $2.15

Washington, D.C., July 30, 2015 — FTI Consulting, Inc. (NYSE: FCN) (the “Company”), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today released its financial results for the quarter ended June 30, 2015.

For the quarter, revenues decreased 1.1 percent to $449.1 million, which included a 3.1 percent estimated negative impact due to foreign currency translation (“FX”), compared to $454.3 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased 2.0 percent compared to the prior year quarter. Fully diluted earnings per share (“EPS”) were $0.52 compared to $0.42 in the prior year quarter. EPS in the quarter included contingent consideration remeasurement gains, which increased EPS by $0.02. EPS in the prior year quarter included a special charge of $9.4 million, which reduced EPS by $0.14. Adjusted EPS and Adjusted EBITDA, which exclude the remeasurement gains and special charges, were $0.50 and $55.8 million, or 12.4 percent of revenues in the quarter, compared to $0.55 and $59.9 million, or 13.2 percent of revenues in the prior year quarter.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the accompanying financial tables.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “Our second quarter operating performance was solid and in line with our expectations. Obviously there is still much work to do, but our teams are making real progress towards turning this business into a sustainable growth engine.”

Cash Position

Net cash provided by operating activities for the quarter was $20.6 million compared to net cash provided by operating activities of $33.7 million in the prior year quarter. Cash and cash equivalents were $240.0 million at June 30, 2015 compared to $94.4 million at June 30, 2014.

Second Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 4.9 percent to $109.1 million in the quarter, which included a 4.0 percent estimated negative impact due to FX, compared to $104.0 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased 8.9 percent. The increase in revenues was driven by higher demand for the segment’s distressed and non-distressed service offerings in North America and higher demand for the segment’s transaction advisory services in the Europe, Middle East and Africa (“EMEA”) region, which was partially offset by the continued softness in the Asia Pacific region. Adjusted Segment EBITDA was $22.0 million, or 20.2 percent of segment revenues, compared to $19.1 million, or 18.4 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to an increase in higher margin distressed activity in North America and EMEA, coupled with growth in the transaction advisory services practice in EMEA, which was partially offset by lower restructuring activity in the Asia Pacific region.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 5.9 percent to $126.1 million in the quarter, which included a 1.9 percent estimated negative impact due to FX, compared to $119.1 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased 7.9 percent. The increase in revenues was driven by higher demand and success fees in the segment’s health solutions practice and increased demand for the segment’s investigations and global construction solutions practices, which was partially offset by declines in the disputes and financial and enterprise data analytics practices. Adjusted Segment EBITDA was $20.0 million, or 15.8 percent of segment revenues, compared to $22.3 million, or 18.7 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower utilization in certain practices coupled with an increase in staffing in order to expand capabilities, a $1.5 million severance charge related to a senior managing director departure and higher outside services and bad debt expenses.

Economic Consulting

Revenues in the Economic Consulting segment declined 7.3 percent to $108.7 million in the quarter, which included a 2.8 percent estimated negative impact due to FX and a 1.8 percent benefit from a prior year acquisition, compared to $117.2 million in the prior year quarter. Excluding the estimated negative impact of FX and the benefit from the acquisition, revenues declined 6.3 percent. The decline in revenues was driven by decreased demand in non-mergers and acquisitions (“M&A”) related antitrust and financial economics services, which was partially offset by higher demand for international arbitration services. Adjusted Segment EBITDA was $15.3 million, or 14.1 percent of segment revenues, compared to $18.0 million, or 15.4 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower utilization in the non-M&A related antitrust and financial economics practices, which was partially offset by higher realized bill rates and utilization in the segment’s energy services.

Technology

Revenues in the Technology segment increased 1.8 percent to $61.8 million in the quarter, which included a 1.0 percent decrease from the estimated negative impact due to FX, compared to $60.7 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased 2.8 percent. The increase in revenues was due to higher M&A-related “second request” assignments, which was partially offset by a decline in cross-border investigations and reduced pricing for certain services. Adjusted Segment EBITDA was $12.2 million, or 19.7 percent of segment revenues, compared to $15.1 million, or 24.9 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower realized pricing for certain services, investment in global personnel to support future growth opportunities and an increase in lower margin services as a percentage of total revenues.

Strategic Communications

Revenues in the Strategic Communications segment decreased 18.6 percent to $43.4 million in the quarter, which included a 7.3 percent decrease from the estimated negative impact due to FX, compared to $53.3 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues decreased 11.3 percent with $4.3 million of the year-over-year decline resulting from lower pass-through income. The remaining decline resulted from lower project-based revenues in North America and EMEA and lower retainer-based revenues in North America. Adjusted Segment EBITDA was $5.6 million, or 13.0 percent of segment revenues, compared to $5.8 million, or 10.9 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was driven by a decrease in lower margin pass-through income and reduced headcount-related costs resulting from cost saving activities initiated in 2014, which was partially offset by higher bad debt.

2015 Guidance

The Company now estimates that revenues for 2015 will be between $1.75 billion and $1.85 billion and Adjusted EPS will be between $1.95 and $2.15.

Second Quarter 2015 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss second quarter 2015 financial results at 9:00 a.m. Eastern Time on July 30, 2015. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,400 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The company generated $1.76 billion in revenues during fiscal year 2014. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Segment Operating Income (Loss) as a segment’s share of consolidated operating income (Loss). We define Total Segment Operating Income (Loss) as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and loss on early extinguishment of debt. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted Segment EBITDA margin as Adjusted Segment EBITDA as a percentage of a segment’s share of revenue. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income (loss) and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included elsewhere in this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30,
	2015	2014
Revenues	$449,137	$454,324

Operating expenses
Direct cost of revenues	291,469	295,549
Selling, general and administrative expense	109,045	107,032
Special charges	—	9,364
Acquisition-related contingent consideration	(1,538)	(5)
Amortization of other intangible assets	3,007	3,452

	401,983	415,392

Operating income	47,154	38,932

Other income (expense)
Interest income and other	950	1,448
Interest expense	(12,473)	(12,908)

	(11,523)	(11,460)

Income before income tax provision	35,631	27,472
Income tax provision	13,922	10,225

Net income	$21,709	$17,247

Earnings per common share - basic	$0.53	$0.43

Earnings per common share - diluted	$0.52	$0.42

Weighted average common shares outstanding - basic	40,792	39,681

Weighted average common shares outstanding - diluted	41,696	40,750

Other comprehensive income, net of tax:
Foreign currency translation adjustments, net of tax of $0	$13,298	$7,694

Total other comprehensive income, net of tax	13,298	7,694

Comprehensive income	$35,007	$24,941

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(in thousands, except per share data)

(unaudited)

	Six Months Ended
	June 30,
	2015	2014
Revenues	$881,475	$879,876

Operating expenses
Direct cost of revenues	570,499	569,824
Selling, general and administrative expenses	211,259	215,419
Special charges	—	9,364
Acquisition-related contingent consideration	(1,304)	(1,848)
Amortization of other intangible assets	6,019	8,068

	786,473	800,827

Operating income	95,002	79,049

Other income (expense)
Interest income and other	813	2,451
Interest expense	(24,841)	(25,563)

	(24,028)	(23,112)

Income before income tax provision	70,974	55,937
Income tax provision	25,579	20,573

Net income	$45,395	$35,364

Earnings per common share - basic	$1.12	$0.89

Earnings per common share - diluted	$1.09	$0.87

Weighted average common shares outstanding - basic	40,607	39,560

Weighted average common shares outstanding - diluted	41,529	40,604

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments, net of tax of $0	$(7,184)	$12,422

Total other comprehensive (loss) income, net of tax	(7,184)	12,422

Comprehensive income	$38,211	$47,786

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

					Average	Revenue-
		Adjusted			Billable	Generating
	Revenues	EBITDA	Margin	Utilization	Rate	Headcount
	(in thousands)					(at period end)
Three Months Ended June 30, 2015
Corporate Finance/Restructuring	$109,113	$22,032	20.2%	70%	$394	775
Forensic and Litigation Consulting	126,131	19,979	15.8%	66%	$318	1,169
Economic Consulting	108,698	15,292	14.1%	71%	$530	554
Technology (1)	61,826	12,166	19.7%	N/M	N/M	364
Strategic Communications (1)	43,369	5,631	13.0%	N/M	N/M	551

	$449,137	75,100	16.7%			3,413

Corporate		(19,311)

Adjusted EBITDA		$55,789	12.4%

Six Months Ended June 30, 2015
Corporate Finance/Restructuring	$215,325	$44,512	20.7%	72%	$384	775
Forensic and Litigation Consulting	249,396	42,050	16.9%	67%	$318	1,169
Economic Consulting	214,779	26,848	12.5%	72%	$515	554
Technology (1)	116,480	22,239	19.1%	N/M	N/M	364
Strategic Communications (1)	85,495	11,383	13.3%	N/M	N/M	551

	$881,475	147,032	16.7%			3,413

Corporate		(32,575)

Adjusted EBITDA		$114,457	13.0%

Three Months Ended June 30, 2014
Corporate Finance/Restructuring	$104,020	$19,133	18.4%	71%	$412	713
Forensic and Litigation Consulting	119,081	22,271	18.7%	71%	$323	1,059
Economic Consulting	117,227	18,043	15.4%	78%	$522	525
Technology (1)	60,720	15,104	24.9%	N/M	N/M	328
Strategic Communications (1)	53,276	5,834	10.9%	N/M	N/M	566

	$454,324	80,385	17.7%			3,191

Corporate		(20,482)

Adjusted EBITDA		$59,903	13.2%

Six Months Ended June 30, 2014
Corporate Finance/Restructuring	$198,002	$30,084	15.2%	71%	$396	713
Forensic and Litigation Consulting	240,510	48,765	20.3%	73%	$319	1,059
Economic Consulting	224,078	31,073	13.9%	75%	$519	525
Technology (1)	120,783	32,452	26.9%	N/M	N/M	328
Strategic Communications (1)	96,503	8,563	8.9%	N/M	N/M	566

	$879,876	150,937	17.2%			3,191

Corporate		(39,838)

Adjusted EBITDA		$111,099	12.6%

(1)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$21,709	$17,247	$45,395	$35,364
Add back:
Special charges, net of tax effect (1)	—	5,523	—	5,523
Remeasurement of acquisition-related contingent consideration, net of tax effect (2)	(1,005)	(164)	(1,005)	(1,514)

Adjusted net income	$20,704	$22,606	$44,390	$39,373

Earnings per common share – diluted	$0.52	$0.42	$1.09	$0.87
Add back:
Special charges, net of tax effect (1)	—	0.14	—	0.14
Remeasurement of acquisition-related contingent consideration, net of tax effect (2)	(0.02)	(0.01)	(0.02)	(0.04)

Adjusted EPS – diluted	$0.50	$0.55	$1.07	$0.97

Weighted average number of common shares outstanding – diluted	41,696	40,750	41,529	40,604

(1)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rate for the adjustments related to special charges for the three and six months ended June 30, 2014 was 41.0%. The tax expense related to the adjustment for special charges for the three and six months ended June 30, 2014 was $3.8 million, or a $0.09 impact on diluted earnings per share. In the three and six months ended, June 30, 2015, there were no special charges.
(2)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments related to the remeasurement of acquisition-related contingent consideration for the three and six months ended June 30, 2015 was 40.0%. The tax expense related to the remeasurement of acquisition-related contingent consideration for the three and six months ended June 30, 2015 was $0.7 million, or a $0.02 impact on diluted earnings per share. The effective tax rates for the adjustments related to the remeasurement of acquisition-related contingent consideration for the three and six months ended June 30, 2014 were 37.2% and 36.5%, respectively. The tax expense related to the remeasurement of acquisition-related contingent consideration for the three and six months ended June 30, 2014 was $0.1 million with no impact on diluted earnings per share and $0.9 million, or a $0.02 impact on diluted earnings per share.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended June 30, 2015
Net income							$21,709
Interest income and other							(950)
Interest expense							12,473
Income tax provision							13,922

Operating income	$21,906	$18,476	$14,282	$8,465	$4,126	$(20,101)	$47,154
Depreciation and amortization	682	922	886	3,508	515	790	7,303
Amortization of other intangible assets	935	581	308	193	990	—	3,007
Remeasurement of acquisition-related contingent consideration	(1,491)	—	(184)	—	—	—	(1,675)

Adjusted EBITDA	$22,032	$19,979	$15,292	$12,166	$5,631	$(19,311)	$55,789

Six Months Ended June 30, 2015
Net income							$45,395
Interest income and other							(813)
Interest expense							24,841
Income tax provision							25,579

Operating income	$42,670	$38,950	$24,578	$14,663	$8,323	$(34,182)	$95,002
Depreciation and amortization	1,464	1,937	1,838	7,185	1,080	1,607	15,111
Amortization of other intangible assets	1,869	1,163	616	391	1,980	—	6,019
Remeasurement of acquisition-related contingent consideration	(1,491)	—	(184)	—	—	—	(1,675)

Adjusted EBITDA	$44,512	$42,050	$26,848	$22,239	$11,383	$(32,575)	$114,457

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended June 30, 2014
Net income							$17,247
Interest income and other							(1,448)
Interest expense							12,908
Income tax provision							10,225

Operating income	$17,068	$20,839	$16,840	$10,905	$4,030	$(30,750)	$38,932
Depreciation and amortization	854	1,019	981	3,981	677	904	8,416
Amortization of other intangible assets	1,211	674	222	218	1,127	—	3,452
Special charges	—	—	—	—	—	9,364	9,364
Remeasurement of acquisition-related contingent consideration	—	(261)	—	—	—	—	(261)

Adjusted EBITDA	$19,133	$22,271	$18,043	$15,104	$5,834	$(20,482)	$59,903

Six Months Ended June 30, 2014
Net income							$35,364
Interest income and other							(2,451)
Interest expense							25,563
Income tax provision							20,573

Operating income	$25,675	$46,241	$29,270	$23,971	$5,035	$(51,143)	$79,049
Depreciation and amortization	1,645	2,034	2,062	8,045	1,274	1,941	17,001
Amortization of other intangible assets	3,426	1,424	528	436	2,254	—	8,068
Special charges	—	—	—	—	—	9,364	9,364
Remeasurement of acquisition-related contingent consideration	(662)	(934)	(787)	—	—	—	(2,383)

Adjusted EBITDA	$30,084	$48,765	$31,073	$32,452	$8,563	$(39,838)	$111,099

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2015	2014
Operating activities
Net income	$45,395	$35,364
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	15,111	18,138
Amortization of other intangible assets	6,019	8,068
Acquisition-related contingent consideration	(1,304)	(1,848)
Provision for doubtful accounts	6,571	8,671
Non-cash share-based compensation	10,581	15,194
Non-cash interest expense	1,343	1,348
Other	(223)	(368)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(70,710)	(115,787)
Notes receivable	(6,626)	(22,559)
Prepaid expenses and other assets	(5,120)	8,860
Accounts payable, accrued expenses and other	(2,435)	2,645
Income taxes	16,458	4,832
Accrued compensation	(40,587)	(47,418)
Billings in excess of services provided	(5,204)	7,756

Net cash used in operating activities	(30,731)	(77,104)

Investing activities
Payments for acquisition of businesses, net of cash received	(576)	(15,611)
Purchases of property and equipment	(17,533)	(21,778)
Other	64	(6)

Net cash used in investing activities	(18,045)	(37,395)

Financing activities
Payment of debt financing fees	(3,090)	—
Purchase and retirement of common stock	—	(4,367)
Net issuance of common stock under equity compensation plans	8,662	(2,692)
Deposits	2,423	11,580
Other	(326)	(891)

Net cash provided by financing activities	7,669	3,630

Effect of exchange rate changes on cash and cash equivalents	(2,585)	(552)

Net decrease in cash and cash equivalents	(43,692)	(111,421)
Cash and cash equivalents, beginning of period	283,680	205,833

Cash and cash equivalents, end of period	$239,988	$94,412

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT JUNE 30, 2015 AND DECEMBER 31, 2014

(in thousands, except per share amounts)

	June 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$239,988	$283,680
Accounts receivable:
Billed receivables	419,906	381,464
Unbilled receivables	298,964	248,462
Allowance for doubtful accounts and unbilled services	(169,570)	(144,825)

Accounts receivable, net	549,300	485,101
Current portion of notes receivable	36,281	27,208
Prepaid expenses and other current assets	53,727	60,852
Current portion of deferred tax assets	25,127	27,332

Total current assets	904,423	884,173
Property and equipment, net of accumulated depreciation	80,527	82,163
Goodwill	1,208,508	1,211,689
Other intangible assets, net of amortization	70,356	77,034
Notes receivable, net of current portion	120,076	122,149
Other assets	53,174	53,319

Total assets	$2,437,064	$2,430,527

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$90,083	$99,494
Accrued compensation	183,416	220,959
Current portion of long-term debt	11,000	11,000
Billings in excess of services provided	30,122	35,639

Total current liabilities	314,621	367,092
Long-term debt, net of current portion	700,000	700,000
Deferred income taxes	161,534	161,932
Other liabilities	97,327	98,757

Total liabilities	1,273,482	1,327,781

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized - 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized - 75,000; shares issued and outstanding - 41,807 (2015) and 41,181 (2014)	418	412
Additional paid-in capital	415,793	393,174
Retained earnings	834,823	789,428
Accumulated other comprehensive loss	(87,452)	(80,268)

Total stockholders’ equity	1,163,582	1,102,746

Total liabilities and stockholders’ equity	$2,437,064	$2,430,527